UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Archipelago Learning, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34555	27-0767387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3232 McKinney Avenue, Suite 400 Dallas, Texas		75204
(Address of principal executive offices)		(Zip Code)

(800) 419-3191

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On May 17, 2012, Archipelago Learning, Inc., a Delaware corporation (“Archipelago” or the “Company”), completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 3, 2012, by and among the Company, Project Cayman Merger Corp., a Delaware corporation (“Merger Sub”), and Plato Learning, Inc., a Delaware corporation (“Parent”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent is a portfolio company of Thoma Bravo, LLC (“Thoma Bravo”).

Pursuant to the Merger Agreement, each share of issued and outstanding Company common stock, par value $0.001 per share (“Common Stock”), outstanding at the effective time of the Merger (excluding Common Stock with respect to which appraisal rights under Delaware law were properly exercised and not withdrawn and any Common Stock held by Parent or any of its subsidiaries) was automatically converted into the right to receive $11.10 in cash, without interest and less any applicable withholding tax (the “Merger Consideration”). All such shares of Common Stock converted into the right to receive the Merger Consideration were automatically cancelled and have ceased to exist, and such holders of Common Stock have ceased to have any rights as a stockholder, except the right to receive the Merger Consideration.

Additionally, at the effective time of the Merger, each outstanding stock option, whether or not vested, was cancelled and converted into the right to receive the option’s spread value in cash (i.e., a cash payment equal to the excess, if any, of $11.10 over such option’s exercise price). Each outstanding stock option that had an exercise price equal to or greater than $11.10 was cancelled without the right to receive any cash payment or other consideration. At the effective time of the Merger, each outstanding share of Archipelago restricted common stock that was vested or that, upon consummation of the Merger, automatically vested in accordance with its terms, was cancelled and converted into the right to receive $11.10 in cash without interest under the same terms and conditions that applied to the receipt of Merger Consideration by holders of Common Stock generally. At the effective time of the Merger, each outstanding Archipelago restricted stock unit and related dividend equivalent right, whether or not vested, was cancelled and converted into the right to receive $11.10 in cash, without interest, plus any accumulated dividends, which amounts were paid to certain employees of Archipelago.

The total amount of funds necessary to pay the consideration under the Merger Agreement was approximately $291 million. In order to consummate the Merger, Parent utilized funds from equity contributions made by Thoma Bravo Fund X, L.P., HarbourVest Partners 2007 Direct Fund L.P. and HarbourVest Partners VIII-Buyout Fund L.P., proceeds from debt financing provided by Credit Suisse AG, Credit Suisse Securities (USA) LLC, and Jefferies Finance LLC, and available cash of the Company.

Item 1.02. Termination of a Material Definitive Agreement.

On May 17, 2012 (the “Closing Date”), in conjunction with the closing of the Merger, the Company repaid in full and terminated its existing credit agreement (and such other credit documents related thereto), dated as of November 16, 2007, by and among Archipelago Learning, LLC, as the borrower, the other persons party thereto designated as Credit Parties, General Electric Capital Corporation, as a lender and as the agent for all lenders, and the other lenders party thereto from time to time, as amended.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, the Merger Agreement was adopted by Archipelago’s stockholders at the special meeting of the stockholders held on May 16, 2012. The information contained in the Introductory Note regarding the completion of the Merger and payment of the Merger Consideration is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each share of the Company’s Common Stock (excluding Common Stock with respect to which appraisal rights under Delaware law were properly exercised and not withdrawn and any Common Stock held by Parent or any of its subsidiaries) was cancelled and automatically converted into the right to receive $11.10 in cash, without interest and less any applicable withholding tax, and the Company became a wholly-owned subsidiary of Parent.

In connection with the closing of the Merger, Archipelago notified the NASDAQ Global Select Market (“NASDAQ”) on May 17, 2012 of the completion of the Merger and requested that trading of the Company’s Common Stock be suspended as of the close of business on May 17, 2012, and that NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Form 25 becomes effective, which will occur ten days after its filing, the Company expects to file a Form 15 with the SEC to terminate its reporting obligations under the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed, the Merger Agreement was adopted by Archipelago’s stockholders at the special meeting of the stockholders held on May 16, 2012. The information contained in the Introductory Note regarding the right of holders of the Company’s Common Stock to receive the Merger Consideration and the information in Item 5.03 below regarding the restatement of the Company’s certificate of incorporation and bylaws is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

On the Closing Date, Archipelago completed the Merger with Merger Sub and the other transactions contemplated by the Merger Agreement, which resulted in Archipelago becoming a wholly-owned subsidiary of Parent. The information contained in the Introductory Note concerning the change in control of Archipelago and the payment of the Merger Consideration, and the information in Item 5.02 below regarding the replacement of the Company’s directors and officers, is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, on May 17, 2012, at the effective time of the Merger, each of the directors and officers of the Company was replaced, with the directors and officers of Merger Sub immediately prior to the effective time of the Merger becoming the directors and officers of the Company. After the effective time of the Merger, the directors of the Company are S. Scott Crabill, Holden Spaht, A.J. Rohde, Marcel Bernard, Vincent Riera and Robert Rueckl, and the officers of the Company are Vincent Riera (President and Chief Executive Officer), Robert Rueckl (Vice President, Chief Financial Officer, Treasurer and Secretary) and Holden Spaht (Vice President and Assistant Secretary).

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation of the Company as in effect immediately prior to the Merger was amended and restated in its entirety to read in substantially the form as the certificate of incorporation of Merger Sub. A copy of the restated certificate of incorporation of the Company is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the bylaws of the Company as in effect immediately prior to the Merger were amended and restated in their entirety to read in substantially the form as the bylaws of Merger Sub. A copy of the restated bylaws of the Company is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On May 17, 2012, Archipelago issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Restated Certificate of Incorporation of Archipelago Learning, Inc., dated May 17, 2012.

3.2	Restated Bylaws of Archipelago Learning, Inc., dated May 17, 2012.

99.1	Press Release issued by Archipelago Learning, Inc., dated May 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHIPELAGO LEARNING, INC.

/s/ Robert Rueckl
Name: Robert Rueckl
Title: Chief Financial Officer

Date: May 17, 2012

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